*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 CFR §§ 200.80(b)(4) and 240.24b-2

Exhibit 10.2

BroadSoft 2015 Executive Officer Cloud-Revenue Bonus Plan
Plan Document

Purpose:
Annual variable incentive pay serves to align Company and individual organizational objectives and personal performance. The objectives of the BroadSoft 2015 Executive Officer Cloud-Revenue Bonus Plan are as follows:

•	Align individual performance with BroadSoft’s initiatives, objectives and goals for its Cloud business in 2015;

•	Reward employees when criteria for earning a bonus are met and goals are obtained; and

•
Provide employees with the opportunity to earn incentive pay based on the employee’s level of performance and associated contribution to BroadSoft’s achievement of its 2015 Cloud revenue financial goals.

Plan Name:
BroadSoft 2015 Executive Officer Cloud Revenue Bonus Plan (“the Plan”)

Effective Date:
The Plan is effective as of January 1, 2015 for calendar year 2015.

Criteria for Earning a Bonus:

Eligibility:
The Plan only applies to those executive employees who are notified in writing by the Company that they are eligible to receive an annual bonus under the Plan.

Participation:
Newly eligible employees begin participating in the Plan during the calendar year in which they become eligible. Overall awards will be prorated based upon active employment with BroadSoft and the date on which eligibility begins. Unless otherwise expressly specified in writing, employees hired after September 30, 2015, are not eligible to earn a bonus under the Plan for the 2015 plan year.

Services:
Employees must actively perform services for BroadSoft from January 1, 2015 (or the date of hire for new employees) through the date bonuses are paid to earn a bonus. Performance of services is a criteria for earning a bonus, not simply a condition of payment. No bonus payments, prorated or otherwise, can be earned if an employee is terminated or resigns for any reason prior to the date on which annual bonuses are paid.

Award Opportunities:
Each eligible plan participant will be assigned a target award opportunity, which will be communicated at the beginning of the plan year or when they become eligible to participate in the Plan as specified herein. The target award represents the level of bonus payment the participant may earn in the event the criteria for earning a bonus and individual and corporate performance are achieved.

Performance Measurement:
Near the beginning of each calendar year, senior management will establish and communicate the corporate Cloud revenue financial objectives for BroadSoft.  The goals and key performance factors for BroadSoft will be developed by management and approved by the Compensation Committee of the BroadSoft Board of Directors (the “Compensation Committee”).

After the end of the calendar year, overall performance against the corporate Cloud Revenue financial objectives and a participant’s overall personal performance in assisting with respect to the achievement of those financial objectives,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 CFR §§ 200.80(b)(4) and 240.24b-2

will be assessed and the resulting incentive amounts that may be earned if the criteria for earning a bonus are met will be calculated as outlined below. The Company, in its sole discretion, will determine the extent to which the Company has achieved its corporate Cloud revenue financial objectives and the participant’s overall personal performance with respect thereto.

Funding of the Bonus Pool
A bonus pool will be established as follows:
The funding for the bonus pool shall be as follows:

Cloud Revenue: 100% of the target award opportunity for all executive officers entitled to participate in the Plan in the event the Company achieves its 2015 consolidated Cloud revenue goal specified below.

The Company’s 2015 Cloud revenue objective for the bonus pool funding are as follows:

Revenue

•	If the Company has 2015 consolidated Cloud revenue of $[***] million or more, 100% of this component shall be deemed achieved.

•	If the Company has 2015 consolidated Cloud revenue of $[***] million, 50% of this component shall be deemed achieved.

•	Bonus funding will be pro-rated for 2015 if the Company has 2015 Cloud consolidated revenue between $[***] million and $[***] million.

•	No bonus shall be funded under this component if the Company has 2015 consolidated Cloud revenue below $[***] million.

For purposes of the Plan, Cloud revenue shall be defined as [***].

For purposes of calculating achievement of the Cloud revenue targets set forth herein, (a) any non-USD revenue will be converted to USD using the budgeted exchange rate set at the beginning of 2015, which currency exchange rate will not change during the year and (b) the financial impact from in-year acquisitions shall not be taken into consideration.

Bonus Process
Once the performance measure has been calculated, the final bonus pool will be established and the bonus pool will be equal to the funded portion of the target award opportunity (calculated as specified above) for all eligible Plan participants. The Compensation Committee shall allocate the bonus pool to eligible Plan participants, with reference to such participant’s target award opportunity and the Compensation Committee’s assessment of such participant’s personal contributions towards achievement of the objective. If the Company meets its performance objectives as outlined above, actual bonus awards may be higher than target for plan participants where the Company believes their accomplishments during the year justify special recognition. On the other hand, actual bonus awards can also be lower than target even if an eligible plan participant meets performance expectations and the Company meets its performance objectives as outlined in the Plan.

Award Payouts:
Payouts of awards under the Plan will be made at the discretion of the Compensation Committee, in either cash or restricted stock units (“RSUs”) fully vested on the date of grant, as soon as practical after year-end financials are available (subject to applicable taxes and withholdings). In the event the Compensation Committee determines to payout awards under the Plan in RSUs, the number of RSUs granted to each participant shall be determined as follows:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 CFR §§ 200.80(b)(4) and 240.24b-2

Such participant’s payout divided by the average closing price of the Company’s stock on the NASDAQ Global Select Market for the 30 trading days ending two trading days prior to date of grant.

Governance:
The Compensation Committee will be responsible for the administration and governance of the Plan. The decisions of the Compensation Committee shall be conclusive and binding on all participants.

Amendment, Modification or Termination of Plan:
The Compensation Committee reserves the right to modify any of the provision of the Plan at any time with ten (10) days written notice.

The Plan supersedes all prior bonus programs of the Company and all other previous oral or written statements regarding the subject matter hereof.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.